Exhibit 23


                         Consent of Ernst & Young, L.L.P.



                   We consent to the incorporation by reference in the Registration Statements and in the related Prospectuses listed below of Mercantile Bancorporation Inc. of our report dated January 15, 1997, with respect to the consolidated financial statements of Mark Twain Bancshares, Inc. incorporated by reference in this current report on Form 8-K for the year ended December 31, 1996.


         Form                            Registration Number
         ----                            -------------------
         S-4                             333-23607
         S-4                             333-17757
         S-4                             333-09803
         S-4                             33-65087
         S-4                             33-63609
         S-4                             33-58467
         S-4                             33-56603
         S-4                             33-55439
         S-4                             33-50981
         S-4                             33-50579
         S-4                             33-52986
         S-4                             33-45863
         S-8                             33-57543
         S-8                             33-48952
         S-8                             33-43694
         S-8                             33-35139
         S-8                             33-33870
         S-8                             33-15265
         S-8                             2-78395


                                       /s/ Ernst & Young LLP


         St. Louis, Missouri
         May 21, 1997